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                                                                     EXHIBIT 99


             ORGANIZATION OF THE COMPANY AS OF SEPTEMBER 30, 1996




                               Don Gray Angell



                            The United Group, Inc.
                 52.78% (1) (2)


                       United Financial Services, Inc.

            100% (2)


United Landmark,                   United                       UFS Life
     Inc.                         Financial                    Reinsurance
                                Services, Inc.                   Company
100% (2)                           of N.C.
                                                            100% (2)
                              100% (2)



(1)  The Registrant.

(2)  A North Carolina Corporation.

(3)  An Arizona Corporation.